EXHIBIT 10.7

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                          JOINT VENTURE AGREEMENT



                                  between


                        RCN TELECOM SERVICES, INC.


                                    and


                   BOSTON ENERGY TECHNOLOGY GROUP, INC.





                       Dated as of December 23, 1996

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                                 ARTICLE 1
                             THE JOINT VENTURE
                             -----------------
                                                                          Page
                                                                          ----
1.1   Purpose..............................................................  1
1.2   Structure............................................................  1
1.3   Defined Terms........................................................  2
1.4   Timing of the Joint Venture........................................... 5

                                 ARTICLE 2
                           CONDITIONS TO CLOSING
                           ---------------------

2.1   Conditions to Obligation of RCN to Close.............................  8
      (a)   Representations, Warranties and Covenants True at the
            Closing Date
      (b)   H-S-R Act and Other Governmental Approvals
      (c)   Budget
      (d)   Other Agreements
      (e)   Approval by BETG-Sub
      (f)   BECO Assignments
2.2   Conditions to Obligations of BETG to Close...........................  9
      (a)   Representations, Warranties and Covenants True at the
            Closing Date
      (b)   H-S-R Act and Other Governmental Approvals
      (c)   Budget
      (d)   Other Agreements
      (e)   Approval by RCN-Sub

                                 ARTICLE 3
                                   NEWCO
                                   -----

3.1   Purpose.............................................................  10
3.2   Form................................................................  10
3.3   Members and Capitalization..........................................  10

                                 ARTICLE 4
                           PRINCIPAL AGREEMENTS
                           --------------------

4.1   Management Agreement................................................  11
4.2   Telecommunications Services Agreement...............................  11
4.3   Electric Services Agreement.........................................  11
4.4   Registration Rights and Conversion Agreement......................... 11
4.5   Joint Investment and Noncompetition Agreement.......................  11
4.6   MFS Agreement.......................................................  11

                                 ARTICLE 5
                                 COVENANTS
                                 ---------

5.1   Best Efforts........................................................  11
5.2   Public Announcements................................................  12
5.3   Confidentiality.....................................................  13
5.4   RCN Telecommunications Services Agreement...........................  13
5.5   Sale of Fiber.......................................................  13

                                 ARTICLE 6
                      REPRESENTATIONS AND WARRANTIES
                      ------------------------------

6.1   Representations and Warranties of RCN...............................  13
      (a)   Organization and Standing
      (b)   Authority; Enforceability
      (c)   No Conflict
      (d)   Consents and Governmental Authorizations
      (e)   No Brokers
      (f)   No Undisclosed Partners
      (g)   PUHCA
      (h)   Litigation
6.2   Representations and Warranties of BETG..............................  15
      (a)   Organization and Standing
      (b)   Authority; Enforceability
      (c)   No Conflict
      (d)   Consents and Governmental Authorizations
      (e)   No Brokers
      (f)   No Undisclosed Partners
      (g)   PUHCA
      (h)   Litigation

                                 ARTICLE 7
                         TERMINATION AND EXPENSES
                         ------------------------

7.1   Termination.........................................................  16
7.2   Liabilities in Event of Termination.................................  17

                                 ARTICLE 8
                               MISCELLANEOUS
                               -------------

8.1   Survival............................................................  17
8.2   Successors and Permitted Assigns; Assignment........................  17
8.3   Notices.............................................................  17
8.4   Amendments and Waivers..............................................  19
8.5   Governing Law; Severability.......................................... 19
8.6   Arbitration.........................................................  19
8.7   Specific Performance................................................  20
8.8   Expenses............................................................  20
8.9   Counterparts; Effectiveness.........................................  21
8.10  Headings............................................................. 21
8.11  Entire Agreement....................................................  21
8.12  Interpretation......................................................  21
8.13  Expiration..........................................................  21

                                 SCHEDULES

      1.1(a) Relevant Market
      1.2(b) RCN-Sub
      1.2(c) BETG-Sub
      1.3(a) BECO Authorizations
      1.3(b) IRU Terms
      1.3(c) NEWCO Authorizations
      1.3(d) RCN Authorizations


                                 EXHIBITS

      1.    Initial LLC Agreement
      2.    Operating Agreement
      3.    Management Agreement
      4.    Telecommunications Services Agreement
      5.    Electric Services Agreement
      6.    Registration Rights and Conversion Agreement
      7.    Joint Investment and Noncompetition Agreement


                          JOINT VENTURE AGREEMENT
                          -----------------------

      THIS JOINT VENTURE AGREEMENT (the "Agreement") is made as of this 23rd day of December, 1996, by and between RCN Telecom Services, Inc, a Delaware corporation, and Boston Energy Technology Group, Inc., a Massachusetts corporation and wholly-owned subsidiary of Boston Edison Company, a Massachusetts corporation ("BECO").

      The parties hereto agree as follows:

                                 ARTICLE 1
                             THE JOINT VENTURE
                             -----------------

      1.1 Purpose. The purpose of this Agreement is to set forth the terms and conditions upon which RCN Telecom Services, Inc., directly or indirectly through one of its Affiliates to be designated by it (collectively, "RCN"), and Boston Energy Technology Group, Inc., directly or indirectly through one of its Affiliates to be designated by it (collectively, "BETG"), will organize, finance and participate in an entity that will: (i) create, own and operate a communications network and (ii) provide voice, video, data, other communications services and the communications support component of energy-related customer services offered by BECO, in the cities and towns set forth on Schedule 1.1(a) attached hereto (the "Relevant Market"). For purposes of this Agreement, the entity to be formed by RCN and BETG is referred to as "NEWCO," and the network of agreements to be established among RCN, BETG, NEWCO and their Affiliates is referred to as the "Joint Venture."

      1.2 Structure. (a) Each of RCN and BETG shall invest in NEWCO, subject to the fulfillment (or waiver) of each of the conditions specified in this Agreement. Each of RCN and BETG shall invest through a vehicle to be formed separately by RCN and BETG for such purpose under the laws of Massachusetts or another state in the United States (such separate entities hereinafter referred to as "RCN-Sub" and "BETG-Sub", respectively), all of the equity of which will be held, directly or indirectly, by RCN and/or BETG, respectively.

            (b) RCN will, prior to the Closing Date (as hereinafter defined), determine the details of the organizational form and ownership of RCN-Sub, and, upon such determination, the form and details regarding such entity shall be prepared by RCN and set forth on Schedule 1.2(b) to be attached hereto. Such organizational form may include a structure in which RCN and RCN-Sub have a common parent entity, directly or indirectly.

            (c) BETG will, prior to the Closing Date, determine the details of the organizational form and ownership of BETG-Sub, and, upon such determination, the form and details regarding such entity shall be prepared by BETG and set forth on Schedule 1.2(c) to be attached hereto. Such organizational form may include a structure in which BETG and BETG-Sub have a common parent entity, directly or indirectly.

      1.3   Defined Terms.

            (a) As used herein, the following terms have the following meanings:

      "AAA" means the American Arbitration Association.

      "Affiliate" means, as to any Person, any other Person Controlling, Controlled by or under Common Control with that first Person.

      "Basic Agreements" means this Agreement, the Initial LLC Agreement, the Operating Agreement, the Registration Rights and Conversion Agreement, the Joint Investment and Non-Competition Agreement, the IRU Agreement, the Management Agreement, the Telecommunications Services Agreements and the Electric Services Agreement, provided that the form of the Basic Agreements shall be revised to the extent necessary to be consistent with the terms of the IRU Agreement.

      "BECO Assignments" shall mean the agreements pursuant to which BECO and its Affiliates will assign to BETG-Sub the ownership of, or the right to use, the portions of the BETG Facilities owned by them or which they have the right to use.

      "BETG Authorizations" means all regulatory consents, authorizations and approvals with respect to BETG and its Affiliates that may be necessary for BETG and its Affiliates to enter into and perform their obligations under the Basic Agreements as set forth on Schedule 1.3(a) and for BECO to enable BETG-Sub to perform such obligations.

      "BETG Contributed Assets" has the meaning set forth in the Operating Agreement.

      "BETG Facilities" shall have the meaning to be set forth in the IRU Agreement.

      "Business Plan" shall have the meaning set forth in Section 2.1(c) hereof.

      "Capital Lease" shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

      "Control" of an Entity means power to direct or cause the direction of the management or policies of such Entity, whether through the ownership of voting securities, by agreement or otherwise.

      "Closing Date" shall have the meaning set forth in Section 1.4(c).

      "DPU" means the Massachusetts Department of Public Utilities, or any successor thereto.

      "Entity" means any corporation, limited liability company, general partnership, limited partnership, venture, trust, business trust, estate or other entity.

      "FCC" means the Federal Communications Commission, or any successor thereto.

      "FERC" means the Federal Energy Regulatory Commission, or any successor thereto.

      "Final Order" means a consent, authorization or approval of a regulatory authority with respect to which no appeal, petition for rehearing, reconsideration, or stay, and no other administrative or judicial action contesting such consent, authorization or approval is pending and as to which the time for filing any such appeal, petition, or other action has expired or, if filed, has been denied, dismissed, or withdrawn and the time for instituting any further legal proceeding has lapsed.

      "GAAP" means the generally accepted accounting principles in the United States of America in effect from time to time.

      "Holding Company" means a Holding Company as defined in Section 2(a)(7) of PUHCA.

      "H-S-R Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

      "Initial Agreements" means this Agreement and the Initial LLC Agreement.

      "Initial LLC Agreement" means that certain operating agreement of NEWCO between BETG and RCN, of even date herewith, a copy of which is annexed hereto as Exhibit 1.

      "IRU Agreement" shall mean the agreement to be entered into between BETG-Sub and NEWCO, in form and substance satisfactory to RCN and BETG, incorporating the concepts set forth in Schedule 1.3(b) hereof.

      "Liens" shall mean, as to any Person, any mortgage, lien, pledge, adverse claim, charge, security interest or other encumbrance in or on, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease with respect to, any property or asset owned or held by such Person, or the signing or filing of a financing statement which names such Person as debtor, or the signing of any security agreement authorizing any other party as the secured party thereunder to file any financing statement.

      "MFS" means Metropolitan Fiber Systems/McCourt, Inc., a Delaware corporation or an Affiliate thereof.

      "Network" means the communications system to be constructed by or on behalf of NEWCO, and operated by NEWCO, for the provision of the Services.

      "NEWCO Authorizations" means all regulatory consents, authorizations or approvals with respect to NEWCO that are necessary for NEWCO to conduct the business of the Joint Venture as set forth on Schedule 1.3(c).

      "Operating Agreement" shall mean the Amended and Restated Operating Agreement of NEWCO to be entered into by BETG-Sub and RCN-Sub, substantially in the form attached hereto as Exhibit 2.

      "OVS" or "Open Video System" means a facility consisting of a set of transmission paths and associated signal generation, reception, and control equipment that is designed to provide cable service which includes video programming and which is provided to multiple subscribers within a community, provided that the Federal Communications Commission has certified such system. This definition is intended to comply with the Communications Act of 1974, as amended, Section 651 et. seq., 47 U.S.C. Section 571 et. seq. and the rules and regulations promulgated by the Federal Communications Commission, 47 C.F.R. 76 1500 et seq.

      "Person" means any natural person or Entity.

      "PUHCA" means the Public Utility Holding Company Act of 1935, as amended from time to time, 15 U.S.C. Section 79-792-6.

      "RCN Authorizations" means all regulatory consents, authorizations and approvals with respect to RCN that may be necessary for RCN to enter into and perform its obligations under the Basic Agreements as set forth on Schedule 1.3(d).

      "RCN Contributed Assets" has the meaning set forth in the Operating Agreement.

      "Services" means the provision of data, voice, video, other communication services and the communications support component of energy-related customer services offered by BECO, to residential and commercial customers in the Relevant Market or elsewhere.

      "Subsidiaries" means each corporation or other Person in which a Person has Control.

            (b) Each of the following terms is defined in the Section set forth opposite such term:


      Term                                 Section
      ----                                 -------
      Arbitration Notice                   8.6(c)

      BETG                                 1.1

      BETG-Sub                             1.2

      Business Plan                        2.1(c)

      Electric Services Agreement          4.3

      Joint Investment and Non-            4.5
      Competition Agreement

      Joint Venture                        1.1

      Liens                                1.3

      Management Agreement                 4.1

      NEWCO                                1.1

      OVS                                  1.1

      RCN                                  1.1

      RCN-Sub                              1.2

      Registration Rights and Conversion
      Agreement                            4.4

      Relevant Market                      1.1

      Representatives                      5.3

      Telecommunications
         Services Agreement                4.2


      1.4 Timing of the Joint Venture. (a) Concurrently with the execution and delivery of this Agreement,

                  (i) RCN and BETG have agreed on the Basic Agreements (other than the IRU Agreement).

                  (ii) RCN and BETG have caused NEWCO to be formed by filing a Certificate of Organization with the Secretary of State of the Commonwealth of Massachusetts and have executed and delivered the Initial LLC Agreement, as the initial members of NEWCO, as contemplated by
                        Section 3.3(a).

                  (iii) This Agreement, the other Basic Agreements to which
                        RCN and BETG are parties and the consummation of the transactions contemplated hereby and thereby have been approved by the respective Boards of Directors of RCN and BETG.

            (b) Promptly following the execution and delivery of this Agreement by the parties,

                  (i) RCN shall file, or shall cause NEWCO to file, all necessary applications for the NEWCO Authorizations, and shall diligently prosecute such applications and use its best efforts to obtain such NEWCO
                        Authorizations as expeditiously as possible.

                  (ii) BETG shall file (or cause to be filed) all necessary applications for the BETG Authorizations, and shall diligently prosecute such applications and use its best efforts to obtain such BETG Authorizations as expeditiously as possible.

                  (iii) RCN shall file (or cause to be filed) all necessary
                        applications for the RCN Authorizations, and shall diligently prosecute such applications and use its best efforts to obtain such RCN Authorizations as expeditiously as possible.

                  (iv) NEWCO shall engage in such other activities as RCN and BETG shall agree.

            (c) As soon as practicable after the satisfaction of the conditions set forth in Article 2 (the "Closing Date"), the parties shall execute the Basic Agreements that were not previously executed and fund NEWCO's initial capital requirements (the "Closing"). At the Closing,

                  (i) RCN shall deliver, or cause to be delivered, the following:

                        (A) To all counterparties, the executed Basic Agreements (other than the Initial Agreements).

                        (B) To NEWCO, such instruments of conveyance, transfer or assignment as shall be sufficient to convey, transfer and assign to NEWCO the RCN Contributed Assets, free and clear of any Liens.

                        (C) To BETG, an opinion of RCN's counsel, in form and substance reasonably satisfactory to BETG dated as of the Closing Date, with respect to the organization and authority of RCN, the enforceability of the Basic Agreements against RCN, the inapplicability of PUHCA and the receipt of all governmental approvals required for NEWCO, RCN and RCN's Affiliates to satisfy their obligations under the Basic Agreements.

`                       (D)   To NEWCO, an Instrument of Adherence, signed by
                              C-Tec Corporation, relative to the Joint
                              Investment and Non-Competition Agreement, in form and substance reasonably satisfactory to BETG.

                  (ii) BETG shall deliver, or cause to be delivered, the following:

                        (A) To all counterparties, the executed Basic Agreements (other than the Initial Agreements).

                        (B) To NEWCO, such instruments of conveyance, transfer or assignment as shall be sufficient to convey, transfer and assign to NEWCO the BETG Contributed Assets, free and clear of any Liens.

                        (C) To RCN, an opinion of BETG's counsel, in form and substance reasonably satisfactory to RCN, dated as of the Closing Date, with respect to the organization and authority of BETG, the enforceability of the Basic Agreements against BETG, Massachusetts transmission tower law (Chapter 166 Section 25A), the inapplicability of PUHCA and the receipt of all governmental approvals required for BETG and its Affiliates to satisfy their obligations under the Basic Agreements.

                        (D) To NEWCO, an Instrument of Adherence, signed by BECO, relative to the Joint Investment and Non-Competition Agreement, in form and substance reasonably satisfactory to RCN.

                  (iii) RCN-Sub and BETG-Sub shall deliver to NEWCO by wire
                        transfer of immediately available funds the initial capital contributions set forth in the Budget and in
                        Section 4.1 of the Operating Agreement.


                                 ARTICLE 2
                           CONDITIONS TO CLOSING
                           ---------------------

      2.1 Conditions to Obligations of RCN to Close. The obligations of RCN under Section 1.4(c) of this Agreement are subject to the fulfillment and satisfaction, on or prior to the Closing Date, of each of the following conditions, any one or more of which may only be waived in writing, in whole or in part, by RCN:

            (a) Representations, Warranties and Covenants True at the Closing Date. (i) All representations and warranties of BETG contained in this Agreement and in the other Initial Agreements shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties had been made or given on such date (except to the extent such representations and warranties speak as of an earlier date), except (x) for changes contemplated by this Agreement and (y) where the failure to be true and correct does not and can not have a material adverse effect on the business, property, financial condition, shareholders' equity, results of operations or prospects of BETG and its Affiliates, taken as a whole, or a material adverse effect on the Joint Venture; (ii) BETG shall have performed and complied with, in all material respects, its obligations under the Initial Agreements that are to be performed or complied with by it prior to or on the Closing Date; and (iii) BETG shall deliver a certificate signed by one of its duly authorized officers certifying as to the fulfillment of the conditions set forth in the foregoing clauses (i) and (ii).

            (b) H-S-R Act and Other Governmental Approvals. (i) The pre-transaction filing and waiting period requirements applicable to the Joint Venture under the H-S-R Act shall have expired or shall have been terminated or there shall have been available an exemption therefrom; (ii) any necessary federal, state or local regulatory approvals (including the RCN Authorizations, the BETG Authorizations and the NEWCO Authorizations) shall have been obtained and (iii) there shall not be any governmental or nongovernmental litigation or proceeding pending that restrains, prohibits or prevents or, with respect to governmental litigation or proceedings, threatens to restrain, prohibit or prevent the parties from consummating the transactions contemplated by any of the Basic Agreements.

            (c) Business Plan. RCN and BETG shall have agreed on a one-year business plan (a "Business Plan"), including (i) an operating budget, (ii) a budget for capital expenditures for NEWCO's first fiscal year, (iii) the initial capital contributions required from both parties, (iv) sales and marketing plan, (v) financial pro forma balance sheet, income statement and statement of cash flows and (vi) performance milestones.

            (d) Other Agreements. Each of BETG and its Affiliates shall have executed and delivered all of the Basic Agreements to which it is required to be a party.

            (e) Approval by BETG-Sub. This Agreement and the other Basic Agreements shall have been approved by the Board of Directors of BETG-Sub.

            (f) BECO Assignments. The BECO Assignments shall be reasonably satisfactory to RCN in form and substance.

            (g)   IRU Agreement.   BETG-Sub shall have entered into the IRU
Agreement.

      2.2 Conditions to Obligations of BETG to Close. The obligations of BETG under Section 1.4(c) of this Agreement are subject to the fulfillment and satisfaction, on or prior to the Closing Date, of each of the following conditions, any one or more of which may only be waived in writing, in whole or in part, by BETG:

            (a)   Representations, Warranties and Covenants True at the
Closing Date. (i) All representations and warranties of RCN contained in this Agreement and in the other Initial Agreements shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties had been made or given on such date (except to the extent such representations and warranties speak as of an earlier date), except (x) for changes contemplated by this Agreement and (y) where the failure to be true and correct does not and can not have a material adverse effect on the business, property, financial condition, shareholders' equity, results of operations or prospects of RCN and its Affiliates, taken as a whole, or a material adverse effect on the Joint Venture; (ii) RCN shall have performed and complied with, in all material respects, its obligations under the Initial Agreements that are to be performed or complied with by it prior to or on the Closing Date; and (iii) RCN shall deliver a certificate signed by one of its duly authorized officers certifying as to the fulfillment of the conditions set forth in the foregoing clauses (i) and (ii).

            (b) H-S-R Act and Other Governmental Approvals. (i) The pre-transaction filing and waiting period requirements applicable to the Joint Venture under the H-S-R Act shall have expired or shall have been terminated or there shall have been available an exemption therefrom; (ii) any necessary federal, state or local regulatory approvals (including the RCN Authorizations, the BETG Authorizations and the NEWCO Authorizations) shall have been obtained and (iii) there shall not be any governmental or nongovernmental litigation or proceeding pending that restrains, prohibits or prevents or, with respect to governmental litigation and proceedings, threatens to restrain, prohibit or prevent the parties from consummating the transactions contemplated by any of the Basic Agreements.

            (c) Business Plan. RCN and BETG shall have agreed to the Business Plan.

            (d) Other Agreements. Each of RCN and NEWCO shall have executed and delivered all of the Basic Agreements to which it is required to be a party.

            (e) Approval by RCN-Sub. This Agreement and the other Basic Agreements shall have been approved by the Board of Directors of RCN-Sub.

            (f)   IRU Agreement.  NEWCO shall have entered into the IRU
Agreement.

            (g) MFS. NEWCO shall not be restricted by any non-compete agreement with MFS.

                                 ARTICLE 3
                                   NEWCO
                                   -----

      3.1 Purpose. The purpose of NEWCO shall be (a) before the Closing Date, (i) to apply for the NEWCO Authorizations and to hold the NEWCO Authorizations, and (ii) to engage in such other activities as RCN and BETG shall agree and (b) from and after the Closing Date (i) to enter into the Basic Agreements to which it is a party, (ii) to purchase, construct, lease and operate the Network to provide the Services, and (iii) to market the Services to business and residential customers in the Relevant Market.

      3.2 Form. NEWCO shall be a Massachusetts limited liability company, and shall be governed initially by the Initial LLC Agreement and, from and after the Closing Date, by the Operating Agreement.

      3.3 Members and Capitalization. (a) On the date hereof, NEWCO will be constituted under the Initial LLC Agreement as contemplated by Section 1.4(a)(ii) and shall have the following membership interests:

      Member                        Membership Interest
      ------                        -------------------

      RCN                                 51%
      BETG                                49%

      (b) If the Closing occurs pursuant to Section 1.4(c), RCN will assign its membership interest in NEWCO to RCN-Sub, BETG will assign its membership interest in NEWCO to BETG-Sub, and RCN-Sub and BETG-Sub will enter into the Operating Agreement and make capital contributions to NEWCO in the amounts and upon the terms set forth in the Operating Agreement.

      (c) The parties agree that, prior to the Closing Date, NEWCO's sole purpose shall be as set forth in clause (a) of Section 3.1, and its cash requirements shall be satisfied by loans from RCN and BETG, such cash requirements and the terms on which such loans may be made to be mutually agreed by RCN and BETG.

      (d) In the event that this Agreement is terminated and the Joint Venture abandoned prior to the Closing Date, RCN and BETG shall cause any loans made by them to NEWCO to be repaid and NEWCO to be dissolved.


                                 ARTICLE 4
                           PRINCIPAL AGREEMENTS
                           --------------------

      4.1 Management Agreement. On the Closing Date, NEWCO, RCN Operating Services, Inc. and BETG-Sub shall enter into a Management Agreement substantially in the form attached to this Agreement as Exhibit 3 (the "Management Agreement").

      4.2 Telecommunications Services Agreement. On the Closing Date, NEWCO and BECO shall enter into a Telecommunications Services Agreement substantially in the form attached to this Agreement as Exhibit 4 (the "Telecommunications Services Agreement").

      4.3 Electric Services Agreement. On the Closing Date, NEWCO and BETG shall enter into an Electric Services Agreement substantially in the form attached to this Agreement as Exhibit 5 (the "Electric Services Agreement").

      4.4 Registration Rights and Conversion Agreement. On the Closing Date, C-Tec Corporation and BETG-Sub shall enter into a Registration Rights and Conversion Agreement substantially in the form attached to this Agreement as Exhibit 6 (the "Registration Rights and Conversion Agreement").

      4.5 Joint Investment and Noncompetition Agreement. On the Closing Date, NEWCO, RCN-Sub and BETG-Sub shall enter into a Joint Investment and Noncompetition Agreement substantially in the form attached to this Agreement as Exhibit 7 (the "Joint Investment and Noncompetition Agreement"), and will deliver appropriate adherence agreements from BECO and RCN.

      4.6   MFS Agreement.    NEWCO may enter into an agreement with MFS upon
terms and conditions approved by BETG in accordance with Section 7.1(g) hereof.


                                 ARTICLE 5
                                 COVENANTS
                                 ---------

      5.1 Best Efforts. (a) Upon the terms and subject to the conditions of this Agreement and the other agreements, documents and instruments pursuant to which the transactions contemplated hereby are to be consummated, RCN and BETG will use their best efforts to take, and to cause RCN-Sub and BETG-Sub, respectively, to take, all other actions, and to do, or cause to be done, all other things necessary, proper or advisable to carry out its obligations under this Agreement and to consummate and make effective the transactions contemplated hereby and by the other Basic Agreements, including, without limitation, the following:

            (i) as soon as practicable following the execution of this Agreement, to make all applications and filings and to use its best efforts to obtain all other authorizations and consents required to be obtained by such party or its Affiliates in connection with the consummation of the transactions contemplated by this Agreement and by the other Basic Agreements;

            (ii) in the event any changes in the structure or the terms of the transactions or agreements contemplated by this Agreement or by any of the other Basic Agreements are required to facilitate obtaining the authorizations required in order to achieve the purposes of the Joint Venture, to use their best efforts to accommodate such changes to the extent they would not adversely affect such party's rights or obligations hereunder (or under any other agreement, document or instrument contemplated hereby), or have an adverse effect on the proposed businesses or prospects of the Joint Venture, or such party's proposed investment in NEWCO; and

            (iii) subject to Section 6.1(h), in the event any claim, action, suit, investigation or other proceeding by any governmental authority or other person is commenced which questions the validity or legality of any of the transactions contemplated hereby or by any of the other Basic Agreements or any injunction or other order is issued in any such proceeding, to cooperate with the other party hereto regarding the defense of such proceedings and the removal of any such impediment to the consummation of such transactions and to use its best efforts to have such injunction or other order dissolved.

            (b) Each of the parties hereto agrees to keep the other parties hereto informed as to all material developments and communications relating to the transactions contemplated by this Agreement.

            (c) The parties hereto shall use their best efforts to agree on the Business Plan within 30 days of the date hereof.

            (d) The parties hereto shall use their best efforts to agree on the form of the IRU Agreement within 30 days of the date hereof.

            (e) RCN shall use its best efforts to cause MFS to enter into an agreement on terms and conditions satisfactory to BETG, acting reasonably.

            (f) BETG shall use its best efforts to obtain from BECO all rights necessary to satisfy all of its obligations under the Basic Agreements.

      5.2 Public Announcements. Except as required by law, any governmental agency or any securities exchange, the parties hereto agree to obtain the prior approval of each other before issuing (or allowing their Affiliates to issue) any press release, public disclosure or other announcement with respect to this Agreement or any of the transactions contemplated by this Agreement. In the event either party hereto is so required by law, any governmental agency or any securities exchange to make a public disclosure or other announcement as aforesaid, it shall use its best efforts to afford the other a reasonable opportunity to review the form and content of the announcement or disclosure prior to making same.

      5.3 Confidentiality. Each of the parties hereto will hold, and will use its reasonable, good faith efforts to cause its respective shareholders, partners, members, directors, officers, employees, accountants, counsel, consultants, agents and financial or other advisors (collectively "Representatives") to hold, in confidence, all information (whether oral or written), including this Agreement and the documents contemplated herein, concerning the transactions contemplated by this Agreement furnished to such party by or on behalf of any other party in connection with such transactions, unless legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process, or by order of a court or tribunal of competent jurisdiction, or in order to comply with applicable rules or requirements of any stock exchange, government department or agency or other regulatory authority, or by requirements of any securities law or regulation or other legal requirement) to disclose any such information or documents, and except to the extent that such information or documents can be shown to have been (a) previously known on a nonconfidential basis by such party, (b) in the public domain through no fault of such party or (c) acquired by such party on a nonconfidential basis from sources not known by such party to be bound by any obligation of confidentiality in relation thereto. Notwithstanding the foregoing provisions of this Section 5.3, each party may disclose such information to its Representatives in connection with the transactions contemplated by this Agreement or any of the other Basic Agreements and to its lenders in connection with obtaining the financing for the transactions contemplated by this Agreement so long as such Representatives and lenders are informed by such party of the confidential nature of such information and are directed by such party to treat such information confidentially, and to certain governmental agencies in connection with the procurement of governmental authorizations contemplated by this Agreement. The obligation of each party to hold any such information in confidence shall be satisfied if such party exercises the same care with respect to such information as it would take to preserve the confidentiality of its own similar information. If this Agreement is terminated, each party will, and will use its reasonable, good faith efforts to cause its respective Representatives and lenders to, destroy or deliver to the other party, upon request, all documents and other materials, and all copies thereof, obtained by such party or on its behalf from the other party hereto in connection with this Agreement that are subject to such confidence.

      5.4 RCN Telecommunications Services Agreement. In the event that RCN or any of its Affiliates should procure telecommunications services which NEWCO can provide, NEWCO and RCN or such Affiliate of RCN shall enter into a telecommunications agreement with NEWCO upon substantially the same terms and conditions as the Telecommunications Services Agreement.

      5.5 Sale of Fiber. Without the prior written consent of RCN, BETG shall not, and shall not permit BECO to, sell, lease or transfer any part of its existing fiber optic network.

                                 ARTICLE 6
                       REPRESENTATION AND WARRANTIES
                       -----------------------------

      6.1 Representations and Warranties of RCN. RCN represents and warrants, as of the date hereof, and, as of the Closing Date, as follows:

            (a) Organization and Standing. RCN is a corporation duly incorporated, validly existing and in corporate good standing under the laws of the State of Delaware.

            (b)   Authority; Enforceability.   RCN has the corporate power and
authority to execute and deliver the Initial Agreements, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Such execution, delivery, performance and consummation have been duly authorized by all necessary corporate action on the part of RCN. The Initial Agreements have been duly executed and delivered by RCN and constitute valid and legally binding obligations of RCN, enforceable against RCN in accordance with their terms except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, or other laws affecting creditors' rights generally or by the availability of equitable remedies.

            (c)   No Conflict.   The execution, delivery and performance by
RCN of each of the Initial Agreements (i) do not contravene any provision of RCN's charter or by-laws; (ii) do not violate or conflict with any law, regulation or contractual restriction to which RCN is subject; and (iii) shall not result in the creation of, or violate or conflict with, any Lien upon or with respect to any of its properties.

            (d) Consents and Governmental Authorizations. Except for the RCN Authorizations and NEWCO Authorizations, no consent, order, approval or authorization or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by RCN and NEWCO of any of the Basic Agreements and the consummation of the transactions contemplated thereby.

            (e) No Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission, or to the reimbursement of any of its expenses, in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of RCN.

            (f) No Undisclosed Partners. RCN has no obligation or agreement, either actual or contingent, to share any portion of its interest in NEWCO with any Person.

            (g) PUHCA. RCN is not a Holding Company or otherwise subject to regulation under PUHCA and the execution and delivery of the Initial Agreements do not cause RCN to become a Holding Company or otherwise subject to PUHCA.

            (h) Litigation. There is no action, suit, proceeding, or investigation pending or, to the best knowledge of RCN, threatened, against or affecting RCN, or its properties, assets or business, in any court or before or by any governmental department, board, agency or instrumentality, or any arbitrator, that materially affects or impairs RCN's ability to enter into this Agreement or any other Basic Agreement, or to consummate the transactions contemplated hereby or thereby.

      6.2 Representations and Warranties of BETG. BETG represents and warrants, as of the date hereof, and, as of the Closing Date, as follows:

            (a) Organization and Standing. BETG is a corporation duly incorporated, validly existing and in corporate good standing under the laws of the Commonwealth of Massachusetts.

            (b)   Authority; Enforceability.   BETG has the corporate power
and authority to execute and deliver the Initial Agreements, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Such execution, delivery, performance and consummation have been duly authorized by all necessary corporate action on the part of BETG. The Initial Agreements have been duly executed and delivered by BETG and constitute the valid and legally binding obligations of BETG, enforceable against BETG in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, or other laws affecting creditors' rights generally or by the availability of equitable remedies.

            (c)   No Conflict.   The execution, delivery and performance by
BETG of each of the Initial Agreements (i) do not contravene any provision of BETG's charter or by-laws; (ii) do not violate or conflict with any law, regulation or contractual restriction to which BETG is subject; and (iii) shall not result in the creation of, or violate or conflict with, any Lien upon or with respect to any of its properties.

            (d) Consents and Governmental Authorizations. Except for the BETG Authorizations, no consent, order, approval or authorization or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by BETG of any of the Basic Agreements and the consummation of the transactions contemplated thereby.

            (e) No Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission, or to the reimbursement of any of its expenses, in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of BETG.

            (f) No Undisclosed Partners. BETG has no obligation or agreement, either actual or contingent, to share any portion of its interest in NEWCO with any Person.

            (g) PUHCA. BETG is not a Holding Company or otherwise subject to regulation under PUHCA and the execution and delivery of the Initial
Agreements do not cause RCN to become a Holding Company or otherwise subject to PUHCA.

            (h) Litigation. There is no action, suit, proceeding or investigation pending or, to the best knowledge of BETG, threatened, against or affecting BETG or its properties, assets or business, in any court or before or by any governmental department, board, agency or instrumentality, or any arbitrator, that materially affects or impairs BETG's ability to enter into this Agreement or any other Basic Agreement, or to consummate the transactions contemplated hereby or thereby.

                                 ARTICLE 7
                         TERMINATION AND EXPENSES
                         ------------------------

      7.1 Termination. Notwithstanding anything herein or in any of the Initial Agreements, this Agreement may be terminated and the Joint Venture abandoned at any time prior to the Closing Date:

            (a)   by mutual consent of RCN and BETG;

            (b) by either RCN or BETG, if either RCN or BETG receives a Final Order denying an RCN Authorization, a BETG Authorization or NEWCO Authorization;

            (c) by either RCN or BETG, if the Closing shall not have occurred on or before June 30, 1997, unless such failure so to consummate shall be due to the failure of the party seeking to terminate this Agreement to perform in all material respects each of its obligations under this Agreement required to be performed by it on or prior to the Closing Date pursuant to the terms hereof (unless such failure to consummate is due to the failure to obtain the BETG Authorizations, RCN Authorizations or NEWCO Authorizations in which case such date shall be extended for an additional three months);

            (d) by RCN, if there has been a material breach of a representation or warranty in any Initial Agreement by BETG, and BETG fails to cure such breach within 15 days after notice thereof from RCN, or a material breach by BETG of any covenant set forth in any Initial Agreement or a failure of any condition to which the obligations of RCN are subject, and such breach or failure has not been waived expressly in writing;

            (e) by BETG, if there has been a material breach of a representation or warranty in any Initial Agreement by RCN and RCN fails to cure such breach within 15 days after notice thereof from BETG or a material breach by RCN of any covenant set forth in any Initial Agreement or a failure of any condition to which the obligations of BETG are subject, and such breach or failure has not been waived expressly in writing;

            (f) by either RCN or BETG if a Business Plan is not agreed upon within 60 days after the date hereof;

            (g) by BETG if NEWCO has not presented to BETG a form of agreement with MFS satisfactory to BETG, acting reasonably, within 60 days after the date hereof; BETG shall approve or disapprove of such form of agreement not later than 10 days after presentation by NEWCO; such agreement shall be signed, in the form so approved, within 20 days after the date of such approval;

            (h) by either BETG or RCN if the form of IRU Agreement has not been agreed to by them within 60 days after the date hereof; or

            (i) by either BETG or RCN if they shall not have determined the Agreed Value (as defined in the Operating Agreement) of the RCN Contributed Assets and the BETG Contributed Assets within 60 days after the date hereof.

      7.2 Liabilities in Event of Termination. In the event of the termination and abandonment of this Agreement and the transactions contemplated hereby, this Agreement shall become void and have no effect, and RCN, BETG and their respective directors, officers, employees and shareholders shall have no obligation or liability to each other hereunder, except (a) for those obligations set forth in Sections 5.2 and 5.3, (b) for any obligations of RCN and BETG arising from the activities of the Joint Venture prior to such termination and (c) that nothing herein shall relieve any party from liability for any breach of this Agreement.

                                 ARTICLE 8
                               MISCELLANEOUS
                               -------------

      8.1 Survival. The representations and warranties of each of the parties contained in this Agreement shall survive until the Closing.

      8.2   Successors and Permitted Assigns; Assignment.

            (a) Subject to Section 8.2(b), the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and to the extent applicable heirs, executors, administrators and legal representatives.

            (b) Neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of each of the parties hereto. Notwithstanding the foregoing, a party may assign its rights and obligations under this Agreement to an Affiliate provided that the assigning party will continue to be responsible for its liabilities and obligations hereunder.

      8.3 Notices. All notices, requests and other communications hereunder shall be deemed to have been duly delivered, given or made to or upon any party hereto if in writing and delivered by hand against receipt, or by certified or registered mail, postage prepaid, return receipt requested, or to a courier who guarantees next business day delivery or sent by telecopy (with confirmation), to such party at its address set forth below or to such other address as such party may at any time, or from time to time, direct by notice given in accordance with this Section 8.3.

      if to RCN:

      RCN Telecom Services, Inc.
      419 Boylston Street
      Boston, Massachusetts 02199
      Fax:  (617) 267-3499
      Attention: General Manager

            and

      C-TEC Corporation
      105 Carnegie Center
      Princeton, New Jersey 08540
      Fax:  (609) 734-0974 and (609) 734-3830
      Attention: Michael A. Adams and Raymond B. Ostroski, Esq.


      with a copy to:

      Skadden, Arps, Slate, Meagher & Flom LLP
      919 Third Avenue
      New York, New York  10022
      Fax:  (212) 735-2000
      Attention:  Stephen M Banker, Esq.

      if to BETG:

      Boston Energy Technology Group, Inc.
      c/o Boston Edison Company
      800 Boylston Street
      Boston, Massachusetts 02199
      Fax:  (617) 424-2733
      Attention:  Richard S. Hahn, Vice President
                  Neven Rabadjija, Esq., Assistant General Counsel

      with a copy to:

      Posternak, Blankstein & Lund, L.L.P.
      100 Charles River Plaza
      Boston, Massachusetts  02114
      Fax:  (617) 367-2315
      Attention:  Andrew B. White, Esq.

The date of delivery of any such notice, request or other communication shall be the earlier of (i) the date of actual receipt or (ii) three business days after such notice, request or other communication is sent if sent by certified or registered mail, (iii) if sent by courier who guarantees next business day delivery the business day next following the day such notice, request or other communication is actually delivered to the courier or (iv) the day actually telecopied.

      8.4 Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

            (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

      8.5 Governing Law; Severability. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. If any provision of this Agreement or its application to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances is not affected and such provision shall be enforced to the greatest extent permitted by law.

      8.6 Arbitration. (a) In the event of any dispute between the parties hereto as to a matter referred to herein or as to the interpretation of any part of this Agreement, including but not limited to this Section 8.6 or as to the determination of any rights or obligations or entitlements arising from or related to this Agreement or as to the calculation of any amounts payable under this Agreement, the parties shall refer the matter to their respective chief executive officers for resolution.

            (b) Should the chief executive officers of the respective parties fail to resolve the dispute within 20 days from such referral, the parties agree that such dispute will not be referred to any court but will be referred to binding arbitration, and the provisions of this Section 8.6 shall apply.

            (c) The arbitration shall be governed by the AAA Commercial Arbitration Rules (the "Rules"), as modified by this Section 8.6 and by the United States Arbitration Act, 9 U.S.C. Section et seq. (the "Arbitration Act"). Any conflict between the Rules and the Arbitration Act shall be decided in favor of the Rules. The party wishing to submit such matter to arbitration shall give written notice (the "Arbitration Notice") to the other party (the "Respondent") of its intention to arbitrate. The place of the arbitration shall be Boston, Massachusetts. The arbitration shall be conducted, and the final resolution of the dispute (the "Award") shall be rendered by one arbitrator (the "Arbitrator") to be mutually selected by the parties. If the parties cannot agree to a mutually acceptable Arbitrator within seven days of Respondent's receipt of the Arbitration Notice, the Arbitrator shall be selected in accordance with rule 13 of the Rules.

            (d) All hearings shall be held within 30 days following the appointment of the Arbitrator. At a time designated by the Arbitrator, each party shall simultaneously submit to the Arbitrator and exchange with each other its final proposed Award, and in rendering the final Award, the Arbitrator shall be limited to choosing the Award proposed by either of the parties without modification. The Arbitrator shall issue the final Award no later than 15 days from the completion of the hearings. The Award of the Arbitrator shall be final and binding. Judgment on any Award may be entered in any court having jurisdiction thereof.

            (e) To the extent that the parties pursue a judicial remedy in aid of arbitration, each party consents and submits to the non-exclusive jurisdiction of and venue in the federal courts located in Boston, Massachusetts (or, in case such a federal court does not have jurisdiction, the state courts located in Boston, Massachusetts). Each party consents to service of the notice of arbitration, and any other paper in the arbitration, by registered mail or personal delivery at its address specified in Section
8.3 hereof. Nothing in this subsection (e) shall limit the jurisdiction of other courts for purposes of enforcement of a final arbitral Award.

            (f)   The fact that any party has invoked the provisions of this
Section 8.6 shall be considered to be confidential information under Section
5.3 of this Agreement and shall not relieve either party of any obligations it may otherwise have to continue performance in accordance with the provisions of this Agreement.

            (g) This agreement to arbitrate a dispute in accordance with this Section 8.6 and any Award made hereunder shall be binding upon the successors and assigns and any trustee or receiver of each Member.

      8.7 Specific Performance. The parties agree that irreparable damage will result if this Agreement is not performed in accordance with its terms, and the parties agree that any damages available at law for a breach of this Agreement would not be an adequate remedy. Therefore, the provisions hereof and the obligations of the parties hereunder shall be enforceable in a court of equity, or other tribunal with jurisdiction, by a decree of specific performance in aid of arbitration, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies and all other remedies provided for in this Agreement shall, however, be cumulative and not exclusive and shall be in addition to any other remedies that the parties may have under this Agreement, at law or in equity.

      8.8 Expenses. All expenses incurred by any party hereto in connection with the negotiation, preparation and consummation of this Agreement and the transactions contemplated hereby shall be borne by such party except as otherwise expressly provided in any provision of this Agreement.

      8.9 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

      8.10 Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

      8.11 Entire Agreement. This Agreement, the Exhibits attached (or to be attached) hereto and the agreements, documents and instruments contemplated hereby, constitute the entire agreement between the parties with respect to the subject matter hereof, and supersede all prior agreements and understandings, whether oral or written, between or among any of the parties hereto with respect to the subject matter hereof.

      8.12 Interpretation. In any dispute concerning the construction or interpretation of any provision of this Agreement or any ambiguity thereof, there shall be no presumption that the Agreement or any provision hereof be construed against the party who drafted this Agreement.

      8.13 Expiration. This Agreement shall be superseded at the Closing by the Basic Agreements (except the Initial Agreements) and all terms and conditions of this Agreement shall expire and terminate at such time.

      8.14 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each party shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and such transactions.

      IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first set forth above.



                                    RCN TELECOM SERVICES, INC.


                                    By
                                       -----------------------------------
                                        Name:  Michael A. Adams
                                        Title: President



                                    BOSTON ENERGY TECHNOLOGY
                                    GROUP, INC.


                                    By
                                       -----------------------------------
                                        Name:  Richard S. Hahn
                                        Title: Duly Authorized Signatory




                              SCHEDULE 1.1(a)

                              Relevant Market


Areas Included in Relevant Market
---------------------------------

      The following cities, towns or local municipalities (See Attached Map).

      Acton                         Lexington               Walpole
      Arlington                     Lincoln                 Waltham
      Ashland                       Maynard                 Watertown
      Bedford                       Medfield                Wayland
      Bellingham                    Medway                  Weston
      Boston                        Millis                  Westwood
      Brookline                     Milton                  Winchester
      Burlington                    Natick                  Woburn
      Canton                        Needham
      Carlisle                      Newton
      Chelsea                       Norfolk
      Dedham                        Sharon
      Dover                         Sherborn
      Framingham                    Somerville
      Holliston                     Stoneham
      Hopkinton                     Sudbury



Note: Boston shall be defined to include Allston, Brighton, Charlestown, Dorchester, East Boston, Hyde Park, Jamaica Plain, Mattapan, Roslindale, South Boston and West Roxbury.


Note: The parties, by mutual agreement, may expand the Relevant Market to include the municipalities of Cambridge, Belmont, Concord, Wellesley, Norwood, Braintree, Quincy and Weymouth.




                              SCHEDULE 1.3(a)

                            BETG AUTHORIZATIONS


I.    Authorizations for BECO

      1.    DPU approval of an increase in BECO's investment in BETG
      2.    DPU approval of the Telecommunications Services Agreement with
            NEWCO


II.   Authorizations for BETG

      1.    Expiration of the H-S-R waiting period


III.  Authorizations for BETG-Sub

      1.    FCC approval of "exempt telecommunications company" (ETC) status


                              SCHEDULE 1.3(b)

                                 IRU TERMS

            A fundamental premise of the NEWCO joint venture is the contribution by both parties of their special assets and capabilities. Accordingly, at the Closing RCN shall contribute certain assets to NEWCO, including its customer base, and will furnish its skill in a cost effective and timely manner in managing NEWCO. Similarly, at the Closing, BETG's contribution will be the construction of the Network, utilizing the benefits which BETG can provide, and the availability of the Network (including the portions already built) to NEWCO's existing and future customers.

            The IRU Agreement shall detail these fundamental contributions by BETG and its Affiliates. The basic concepts shall be as follows:

            1. BETG-Sub shall provide construction services to build out the Network in a timely and cost-effective manner, as requested by NEWCO from time to time, so long as such activity does not interfere with BECO's provision of electric service. The details of the ownership of, and compensation for, the Network shall be as agreed by the parties.

            2. BETG-Sub shall make available to NEWCO, and NEWCO shall acquire from BETG-Sub, on terms to be negotiated, through an indefeasible right of use, (a) all of the available capacity of BECO's existing fiber backbone and (b) the ability to utilize all of the real estate, poles or other easements, rights-of way, leases, licenses, locations or other interests which BECO and its Affiliates have contracted or otherwise been granted, or will contract or be granted hereafter, to the extent necessary for the construction and operation of the Network.

            3. BETG-Sub shall make the Network available to NEWCO through December 31, 2050 or, if sooner, the termination of the business contemplated by the Joint Venture Agreement.

            4.    BETG-Sub shall maintain the Network, as requested by NEWCO.



                              SCHEDULE 1.3(c)

                           NEWCO AUTHORIZATIONS

(a) The issuance by the FCC of all necessary authorizations for NEWCO to provide interstate and international telecommunications services and OVS; and

(b) The issuance by the DPU of all necessary authorizations for NEWCO to provide intrastate telecommunications services.




                              SCHEDULE 1.3(d)

                            RCN AUTHORIZATIONS

(a)  Expiration of the H-S-R waiting period.